Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of 5to1 Holding Corp. on Form S-8 of our report dated April 15, 2011, with respect to our audits of the consolidated financial statements of 5to1 Holding Corp as of December 31, 2010 and 2009 and for the years then ended, which report is included in this Annual Report on Form 10-K of 5to1 Holding Corp. for the year ended December 31, 2010.

/s/ Marcum LLP

Marcum LLP
New York, New York
April 19, 2011